EXHIBIT 99.2

Circle Star Energy Announces All-Stock Transaction to Acquire Permian Basin Oil Production Operated by Apache Corporation

HOUSTON, TX – (MARKETWIRE – December 8, 2011) – Circle Star Energy Corp. (OTCBB: CRCL) (the “Company”) a performance-driven company with interests in a number of high-impact, large scale oil and gas plays in Texas is pleased to announce the acquisition of a 3.167% non-operated interest in the Glass Prospect, located in Glasscock County, Texas.  The Company will issue an aggregate of approximately 203,500 common shares of the Company (valued at approximately $380,677) to five sellers as consideration for the acquisition (the “Acquisition Shares”).  Year-to-date cash flow from the project has averaged approximately $4,000 per month. The acquisition is subject to due diligence by the Company and customary closing conditions. There  are  no  assurances  that  these  conditions  will  be  satisfied,  fulfilled  or  waived.

The Acquisition Shares have not and will not be registered under the United States Securities Act of 1933, as amended (the “Securities Act”), or the laws of any state of the United States.  Accordingly, the Acquisition Shares are “restricted securities” (as defined in Rule 144(a)(3) of the Securities Act) and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. The Acquisition Shares will be placed pursuant to exemptions from the registration requirements of the Securities Act provided by Section 4(2) thereof.

The project area encompasses 1,280 gross acres and 640 net mineral acres located in the oil-rich Permian basin region and is operated by Apache Corporation (“Apache”). The operator has already drilled 4 Spraberry wells and is evaluating the potential for additional development.

Covering 2,500 square miles and six Texas counties, the Spraberry Formation is one of the largest in the nation for total proved reserves. The formation produces oil from a single enormous sedimentary unit located between the depths of 5,100 and 8,300 feet. In 2007, the U.S. Department of Energy ranked the Spraberry Trend third in the United States by total proved reserves and seventh in total production. Estimated reserves for the entire Spraberry-Dean unit exceed 10 billion barrels. To-date the formation has produced an estimated one billion barrels of oil.

While development on the Glass Prospect leases has focused on the Spraberry formation to-date, the project is prospective for both Fusselmen and Cline Shale opportunities.  Apache is actively drilling horizontal Cline shale wells in the same field as the Glass prospect, and a recent Cline well drilled by Apache produced 8,800 bbl of oil equivalent in the first 30 days on-line.

Company CEO Jeff Johnson comments, “We are very pleased to announce this latest opportunity for our shareholders. It expands our overall asset mix, and perhaps most importantly, strengthens and broadens our relationship with a growing number of top-notch operators working throughout the region. Our immediate aim has been to develop opportunities to increase our asset portfolio and industry profile, and we couldn’t be more pleased with the recent results of those efforts.”

Further details regarding the Company, its appointments, finances and agreements are filed as part of the Company’s continuous public disclosure as a reporting issuer under the Securities Exchange Act of 1934, as amended, filed with the Securities and Exchange Commission’s EDGAR database. For more information visit: www.circlestarenergy.com.

Notice Regarding Forward-Looking Statements
This news release contains "forward-looking statements" as that term is defined in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the development, costs, results and potential diversification of new business opportunities. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with new business opportunities and development stage companies and the possibility that the acquisition will not close. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.  Although the Company has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended.  Except as required by law, the Company assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information please contact:
Circle Star Energy Corp.
919 Milam Street, Suite 2300,
Houston, Texas 77002
Phone: +1 713-651-0060
Email: info@circlestarenergy.com
Web: www.circlestarenergy.com

Source: Circle Star Energy Corp.